                                                                   EXHIBIT 10.62


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                                                          INVESTMENT NUMBER 4905




                             SUBSCRIPTION AGREEMENT

                                     BETWEEN

                           PIONEER FIRST RUSSIA, INC.

                                       AND

                        INTERNATIONAL FINANCE CORPORATION







                             DATED OCTOBER 16, 1996



================================================================================

                                TABLE OF CONTENTS
                                -----------------



ARTICLE OR
 SECTION                             ITEM                             PAGE NO.
 -------                             ----                             --------

ARTICLE I ................................................................ 2

  DEFINITIONS - REFERENCES AND HEADINGS .................................. 2
    Section 1.01. Definitions ............................................ 2
                  -----------
    Section 1.02. References and Headings ................................ 4
                  -----------------------

ARTICLE II ............................................................... 5

  DESCRIPTION OF PROJECT ................................................. 5
    Section 2.01. Description of Project ................................. 5
                  ----------------------
ARTICLE III .............................................................. 5

  REPRESENTATIONS AND WARRANTIES ......................................... 5
    Section 3.01. Representations in Letter of Information ............... 5
                  ----------------------------------------
    Section 3.02. Further Representations ................................ 5
                  -----------------------
    Section 3.03. Warranty................................................ 6
                  --------
    Section 3.04. Representations for the IFC Subscription................ 7
                  ----------------------------------------
    Section 3.05  Representations of IFC.................................. 7
                  ----------------------


ARTICLE IV ............................................................... 8

  AGREEMENT FOR SUBSCRIPTION ............................................. 8
    Section 4.01. Subscription by IFC .................................... 8
                  -------------------
    Section 4.02. Anti-dilution ..........................................10
                  -------------
    Section 4.03. Suspension and Cancellation ............................11
                  ---------------------------

ARTICLE V ................................................................11

  CONDITIONS OF IFC SUBSCRIPTION AND PAYMENT .............................11
    Section 5.01. Conditions of First IFC Subscription ...................11
                  ------------------------------------
    Section 5.02. Conditions of Second IFC Subscription ..................13
                  -------------------------------------
    Section 5.03. Conditions of Any IFC Subscription .....................14
                  ----------------------------------

ARTICLE VI ...............................................................14

  EVENTS OF SUSPENSION AND/OR CANCELLATION ...............................14
    Section 6.01. Events of Suspension and/or Cancellation ...............14
                  -----------------------------------------

ARTICLE VII ..............................................................17

  Miscellaneous ..........................................................17
    Section 7.01. Taxes ..................................................17
                  -----
    Section 7.02. Fees and Expenses ......................................18
                  -----------------
    Section 7.03. Notices and Requests ...................................18
                  --------------------
    Section 7.04. Evidence of Authority ..................................19
                  ---------------------
    Section 7.05. Saving of Rights .......................................19
                  ----------------
    Section 7.06. English Language .......................................20
                  ----------------
    Section 7.07. Governing Law ..........................................20
                  -------------
    Section 7.08. Counterparts ...........................................21
                  ------------

ANNEX A ..................................................................22
-------

  DETAILS OF REQUIRED MINIMUM INSURANCE COVERAGE .........................22
  -----------------------------------------------

SCHEDULE 1 ...............................................................23
----------

  FORM OF SUBSCRIPTION REQUEST ...........................................23
  ----------------------------

SCHEDULE 2 ...............................................................25
----------

  FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY ........................25
  -----------------------------------------------

SCHEDULE 3 ...............................................................27
----------

  AMENDMENT TO LETTER OF INFORMATION .....................................27
  ----------------------------------

                             SUBSCRIPTION AGREEMENT

     AGREEMENT, dated October 16, 1996, between: (PIONEER FIRST RUSSIA, INC.), a corporation organized and existing under the laws of the State of Delaware, in the United States of America (the "Company"),

     Address for communications:

     Mail:      c/o The Pioneer Group, Inc.
                60 State Street
                Boston, MA 02109
     Attn.:     General Counsel

     Facsimile: (617) 422-4293

and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC"),

     Address for communications:

     Mail:      1818 H STREET N.W.
                Washington, D.C. 20433
     Attn:      Director, Europe Department

     Facsimile: (202) 477-6391
                (202) 477-8164

     WHEREAS:

     (A) The authorized capital of the Company is three million (3,000,000) shares of common stock, one cent of a dollar ($.01) par value per share ("Shares").

     (B) For the purpose of financing a diversified financial services group in Russia, the Company, pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, intends to issue such Shares from time to time and for such consideration and on such terms as the Board of Directors shall determine.

     (c) Subject to the terms and conditions of this Subscription Agreement, IFC has accepted to subscribe and pay for the number of Shares in the capital of the Company referred to in Article IV of this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                      DEFINITIONS - REFERENCES AND HEADINGS

     Section 1.01. Definitions.
                   -----------

     Wherever used in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

"Accounting
 Principles"        means generally accepted accounting principles in the United
                    States consistently applied;

"Auditors"          means Arthur Andersen or such other firm of independent
                    public accountants as the Company shall appoint as auditors of the Company pursuant to Section 5.01(a);

"Authorized
 Representative"    means any of the persons designated in the Certificate of
                    Incumbency and Authority;

"Certificate of
 Incorporation"     means the Certificate of Incorporation of the Company dated
                    March 29, 1995, as amended October 1, 1996, and as it may be amended further from time to time;

"Certificate of
 Incumbency and
 Authority"         means the certificate to be provided to IFC by the Company pursuant to Section 7.04;

"Dollars" and
 the sign "$"       mean the lawful currency of the United States of America;

"Event of
 Suspension and/or
 Cancellation"      means any of the events provided for in Section 6.01;

"First Voucher
 Bank" means First Voucher Bank, a commercial bank organized under the laws of Russia;

"First Voucher
 Fund" means First Investment Voucher Fund, a voucher investment fund organized under the laws of Russia;

"Fiscal Year"       means the accounting year of the Company commencing each
                    year on January 1 and ending on the following December 31, or such other accounting period of the Company as the Company may, with IFC's consent, designate;

"IFC Shares"        means the Shares subscribed or, as the context may require, to be subscribed pursuant to the IFC Subscription;

"IFC Subscription"  means the subscription of shares by IFC provided for in
                    Article IV;

"Initial Closing
 Date"              means the date of IFC's first subscription;


"Institute"         means The Institute for the Economy in Transition;

"KUIF" means Company for the Management of Investment Funds, an investment management company organized under the laws of Russia;

"Letter of
 Information"       means the letter from Pioneer dated June 10, 1996 addressed to IFC and containing information and representations about the Company and the Project and any amendment or supplement to such letter which is acceptable to IFC;

"Net Asset Value"   means total tangible assets less total liabilities;

"Pioneer"           means The Pioneer Group, Inc., a Delaware corporation;

"Pioneer Omega"     means Pioneer Omega, Inc., a Subsidiary of Pioneer;

"Pioneer
 Securities"        means Pioneer Securities, a brokerage company organized
                    under the laws of Russia;

"Pioneer Services"  means Pioneer Services, a company organized under the laws of Russia to provide shareholder services to funds;

"Project"           means the Project described in Section 2.01;

"Put and Call
 Agreement"         means the agreement entered or to be entered into between
                    IFC and Pioneer Omega, whereby, subject to the terms and conditions set forth therein, IFC shall have the option to sell to Pioneer Omega the IFC Shares and Pioneer Omega shall have the option to buy from IFC the IFC shares, in either case at the price determined on the basis of the higher of book value or a multiple of earnings;

"Second Closing
 Date" means the date of IFC's payment for the second installment of IFC Shares;

"Shares" means shares of common stock of the Company, one cent of a dollar ($.01) par value per share; and


"Subsidiary"        means, in relation to an entity, a company over fifty per
                    cent (50%) of whose capital is owned, directly or indirectly by such entity.

     Section 1.02. References and Headings.
                   -----------------------

     (a) Unless otherwise provided, references to a specified Article, Section, Annex or Schedule shall be construed as a reference to that specified Article, Section, Annex or Schedule of this Agreement.

     (b) In this Agreement, the headings and the Table of Contents are inserted for convenience of reference only and shall not be used to define, interpret or limit any of the provisions of this Agreement.

                                   ARTICLE II

                             DESCRIPTION OF PROJECT

     Section 2.01. Description of Project.
                   ----------------------

     The Project to be financed consists of the establishment of a diversified Russian financial services group, consisting initially of an investment management company, a securities company, a shareholder services company and an indirect majority interest in a commercial bank. Details of the Project are described in the Letter of Information, which is incorporated in this Agreement by reference.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations in Letter of Information.
                   ----------------------------------------

     The Company confirms the representations contained in the Letter of Information, as amended and supplemented by Schedule 3 hereto, as if they had been set out in extenso in, and as of the date of, this Agreement.


     Section 3.02. Further Representations.
                   -----------------------

     The Company also represents as follows:

     (a) that it is a company duly incorporated under the laws of its jurisdiction of incorporation and has the corporate power to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement and any agreements in implementation thereof;

     (b) that the authorized share capital of the Company is three million shares (3,000,000) Shares;

     (c) that the IFC Shares are available for subscription by IFC pursuant to the IFC Subscription and are free from any preemptive rights, liens, charges or encumbrances whatsoever;

     (d) that Pioneer Omega has converted all of the shares of Series A Preferred Stock of the Company which it previously held to nine hundred thousand (900,000) Shares and that there are no shares of Series A Preferred Stock authorized or outstanding;

     (e) that Pioneer's ownership of Pioneer Investments Russia has been transferred to Pioneer Omega and by Pioneer Omega to the Company in exchange for seventy-three thousand one hundred and fifty (73,150) Shares and that Pioneer Omega owns such seventy-three thousand one hundred and fifty (73,150) Shares;

     (f) that this Agreement has been duly authorized and executed by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms;

     (g) that neither the making of this Agreement nor (when all the consents referred to in Section 5.01 (e) have been obtained) the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which the Company is a party or by which it is bound, or violate any of the terms or provisions of the Company's Certificate of Incorporation or any judgment, decree or order or any statute, rule or regulation applicable to the Company; and

     (h) with the exceptions described in the Letter of Information, the Company and its Subsidiaries have obtained all governmental, corporate and other licenses, approvals and consents for the carrying on of their respective businesses as they are now carrried on and currently proposed to be carried on.

     Section 3.03. Warranty.
                   --------

     The Company acknowledges that it has made the representations referred to in Sections 3.01 and 3.02 with the intention of persuading IFC to enter into this Agreement and that IFC has entered into this Agreement on the basis of, and in full reliance on, each of such representations. The Company warrants to IFC that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

     Section 3.04. Representations for the IFC Subscription.
                   ----------------------------------------

     (a) For the purpose of each subscription of IFC Shares, the Company shall represent that:

          (i) the representations and warranties made or confirmed in Sections 3.01, 3.02 and 3.03 continue to be true, except as disclosed to and specifically accepted by IFC;

          (ii) no Event of Suspension and/or Cancellation has happened and is continuing;

          (iii) since the date of the Letter of Information nothing has occurred which might materially and adversely affect the carrying out of the Project or the Company's business prospects or financial condition, or which makes it improbable that the Company will be able to fulfill any of its obligations under this Agreement; and

          (iv) the proceeds of such subscription are needed by the Company for the purposes of the Project and will be invested in Russia through its Subsidiaries.

     (b) the representations contained in subsection (a) above shall be expressed to be effective as of the date of the relevant request for subscription and to continue to be effective as of the date of subscription. If any of such representations is no longer valid as of or prior to the date(s) of the subscription and payment, the Company shall immediately notify IFC and shall repay the amount paid upon demand by IFC if payment is made prior to receipt of such notice.

     Section 3.05 Representations of IFC.
                  ----------------------

     IFC hereby represents and warrants:

     (a) that it has the full power, authority and legal right to incur its obligations provided for in this Agreement, to execute and deliver this Agreement, and to perform and observe the terms and provisions hereof applicable to it;

     (b) this Agreement constitutes the legal, valid and binding obligation of IFC;

     (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part;

     (d) the execution, delivery and performance of this Agreement does not violate or exceed its powers or contravene any provision of its Articles of Agreement; and

     (e) all authorizations, consents, approvals and licenses required for the execution, delivery and performance of this Agreement have been duly obtained or granted and are in full force and effect.

                                   ARTICLE IV

                           AGREEMENT FOR SUBSCRIPTION

     Section 4.01. Subscription by IFC.
                   -------------------

     (a) Subject to the terms and conditions of this Agreement, IFC agrees to subscribe and pay in full for Shares with an aggregate cost of $4.0 million (the "IFC Shares"). IFC will subscribe and pay for the IFC Shares in two installments, on the Initial Closing Date and the Second Closing Date. In the first IFC installment, on the Initial Closing Date IFC will subscribe and pay for two hundred thousand (200,000) Shares at a purchase price of $10.00 per share for a total subscription amount of $2.0 million.

     (b) As soon as possible (but in no event later than ninety (90) days after the Initial Closing Date), the Company will cause its Auditors to calculate the Net Asset Value of the Company as of the Initial Closing Date or on such other date the Company and IFC shall agree (the "Closing Net Asset Value).

     (c) If the Closing Net Asset Value is zero or greater, in the second installment, on the Second Closing Date IFC will subscribe and pay for two hundred thousand (200,000) Shares at a purchase price of $10.00 per share for an aggregate subscription of two million dollars ($2,000,000). The Company will issue to Pioneer or its designated Subsidiary, in consideration for Pioneer's or such Subsidiary's having made cash and/or non-cash contributions to the Company equal in value to not less than the amount by which the Closing Net Asset Value exceeds zero, a number of shares of Common Stock determined by dividing such amount by $10.00.

     (d) If the Closing Net Asset Value is less than zero, the Company shall issue such number of Shares, in consideration for IFC's previous subscription payment, such that the aggregate number of Shares held by IFC following such issuance represents the same proportion to the total Shares then issued and outstanding as $2 million does to the sum of $11,731,500 and the Closing Net Asset Value, with the number of shares to be issued rounded up to the nearest whole number. Following such issuance, on the Second Closing Date IFC will subscribe to Shares at an aggregate subscription price of two million dollars ($2,000,000) at a price per Share equal to the quotient obtained by dividing (i) the sum of $11,731,000 and the Closing Net Asset Value, by (ii) the total number of Shares issued and outstanding, including the IFC Shares previously issued.

     (e) IFC shall pay for the IFC Shares in Dollars to the credit of the Company at State Street Bank & Trust Company, 225 Franklin Street, Boston, MA 02101, or at such other bank in such place as the Company shall from time to time designate with the consent of IFC.

     (f) The Second Closing Date shall occur not later than ten (10) business days after the delivery by the Company to IFC of the Auditors' calculation of the Closing Net Asset Value. In the event IFC and the Company disagree about the Closing Net Asset Value, the parties shall meet to resolve such disagreement. If the parties shall not have reached agreement within ten (10) days, IFC may cause the calculation of the Closing Net Asset Value to be reviewed by an independent auditor (the "Independent Auditor") selected jointly by IFC and the Company. The determination of the Closing Net Asset Value by the Independent Auditor shall be binding upon both the Company and IFC. If the Closing Net Asset Value determined by the Independent Auditor is more than ten per cent (10%) lower than the Closing Net Asset Value determined by the Auditors, the Company shall pay the costs and expenses of the Independent Auditor. In all other cases, the costs and expenses of the Independent Auditor shall be paid by IFC. If IFC shall have disputed the calculation of the Closing Net Asset Value, the Second Closing Date shall occur not later than ten (10) days after the Closing Net Asset Value has been agreed upon by the Company and IFC or, if applicable, determined by the Independent Auditor.

     (g) Notwithstanding anything contained in this Agreement, IFC shall have the right, at any time and from time to time but, in any event, no later than March 31, 1997, in its discretion and without request by the Company, to subscribe and pay, on the terms set out in this Section 4.01, for any or all of the IFC Shares; provided, however, that the aggregate cost of the IFC Shares shall not exceed four million dollars ($4,000,000).

     (h) Upon each subscription and payment by IFC under this Section 4.01, the Company shall issue to IFC, or as IFC may direct, the number of fully paid Shares for which such payment is made, such shares to rank pari passu in all respects with, and to be identical to the existing Shares of the Company, and shall deliver to IFC, or as IFC shall direct, a share certificate evidencing valid title to the shares so issued free from any liens or preemptive rights, and shall furnish to IFC evidence satisfactory to IFC that such shares have been duly and validly authorized, issued and delivered and that all other legal requirements in connection therewith have been duly satisfied.

     (i) If IFC's purchase of IFC Shares at the Second Closing will result in Pioneer Omega's owning less than eighty per cent (80%) of the outstanding Shares of the Company immediately following such purchase, then Pioneer Omega shall have the right, exercisable simultaneously with the purchase by IFC of IFC Shares at the Second Closing, to purchase that number of additional Shares as will result in Pioneer Omega's owning the number of whole Shares that is closest to, but not less than, 80% of the outstanding Shares immediately following such purchase. The purchase price for each such Share shall be equal to the per share purchase price paid by IFC for IFC Shares at the Second Closing. The purchase price shall be paid at the Second Closing in cash or, with the prior consent of IFC, by the contribution to the Company of non-cash assets at a valuation approved by IFC.

     Section 4.02. Anti-dilution.
                   -------------

     Until all of the IFC Shares have been subscribed or the right to subscribe has terminated pursuant to Section 4.01 (g) or the right of the Company to further subscriptions has been canceled as provided in Section 4.03, whichever shall first occur, the Company shall not, unless IFC shall otherwise agree: issue any shares of any class, except as provided in Section 4.01; increase its capital except in accordance with the provisions of this Agreement; change the par value of, or the rights attached to, any of its shares of any class; or take any other action by amendment of its Charter or through reorganization, consolidation, sale of share capital, merger or sale of assets, or otherwise which might result in a dilution of the interest in the Company represented by the IFC Shares, except as provided in Section 4.01 or in the Letter of Information or as required by law.

     Section 4.03. Suspension and Cancellation.
                   ---------------------------

     IFC may, by notice to the Company, suspend or cancel its obligation to subscribe and pay for the IFC Shares, or any unsubscribed portion thereof, as follows:

          (a) if the first subscription and payment shall not have been made by December 31, 1996, or such other date as may be agreed by the parties hereto;

          (b) if any Event of Suspension and/or Cancellation has occurred and is continuing, or if the event specified in subsection (k) of
               Section 6.01 is, in the reasonable opinion of IFC, imminent;

          (c) if, at any time, in the reasonable opinion of IFC, there shall exist any situation which indicates that performance by the Company of any of its obligations under this Agreement cannot be expected; or

          (d)  on or after March 31, 1997.

     Upon the giving of such notice, the right of the Company to further subscriptions for any IFC Shares shall be suspended or canceled as the case may be. The exercise by IFC of the right of suspension does not preclude IFC from exercising its right of cancellation as provided in this Agreement, either for the same or another reason, and shall not limit any other provision of this Agreement.

                                    ARTICLE V

                   CONDITIONS OF IFC SUBSCRIPTION AND PAYMENT

     Section 5.01. Conditions of First IFC Subscription.
                   ------------------------------------

     The obligation of IFC to make the first IFC Subscription and payment for IFC Shares shall be subject to the fulfillment, prior to or concurrently with the making of such first subscription and payment, of the following conditions, each in form and substance satisfactory to IFC:

     (a) arrangements and implementation reasonably satisfactory to IFC shall have been made, if not already made, with respect to the installation and operation of an accounting and cost control system and a management information system reasonably satisfactory to IFC, and for the appointment of the Auditors;

     (b) the Company shall have: (i) insured its properties and business with financially sound and reputable insurers against loss or damage in such manner and to the same extent as shall be no less than that generally accepted as customary in regard to property and business of like character (including, without limitation to the generality of the foregoing, the risks and coverages enumerated in the Annex A); and (ii) provided to IFC a copy of a certificate of its insurers, insurance brokers or agents confirming that such policies are in effect;

     (c) the following agreements, each in form and substance satisfactory to IFC, shall have been entered into by all parties to such agreements, shall have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of such agreements) and a copy of each such agreement certified true and complete by the Company or other Pioneer affiliate(s) party or parties thereto shall have been furnished to IFC:

          (i)  the Shareholders Agreement;

          (ii) the Put and Call Agreement;

         (iii) management services contracts, in a form satisfactory to IFC, between Pioneer and each of the Company's Subsidiaries; and

          (iv) secondment agreements, in a form satisfactory to IFC, between PIOGlobal, a subsidiary of Pioneer, and each of the Company's Subsidiaries;

     (d) the Company's Certificate of Incorporation and By-Laws shall be in form and substance satisfactory to IFC;

     (e) there shall have been obtained, or there shall have been made arrangements satisfactory to IFC, including but not limited to the execution of agreements, contracts, and other suitable legal documents, for obtaining, all governmental, corporate, creditors', shareholders' and other necessary licenses, approvals or consents for: (i) the financing by IFC under this Agreement; (ii) the carrying on of the business of the Company and its Subsidiaries as they are presently carried on and/or are contemplated to be carried on, with the exceptions noted in the Letter of Information; (iii) the due execution and delivery of, and performance under, this Agreement or the agreements referred to in sub-section (c) above, the IFC Shares and any documents in implementation of any thereof, (iv) the due execution of a Shareholders Agreement; and (v) the due execution of a Put and Call Agreement;

     (f) the Board of Directors of the Company, KUIF, Pioneer Securities, Pioneer Services and First Voucher Bank shall have adopted Policy Statements in a form reasonably satisfactory to IFC governing the activities and management of their respective operations;

     (g) IFC shall have received a legal opinion or opinions, in substance satisfactory to IFC, of counsel acceptable to IFC, and concurred in by counsel for the Company, with respect to: (i) the organization and existence of the Company and its authorized and subscribed share capital; (ii) the matters referred to in sub-sections (c), (d) and (e) above; (iii) the authorization, execution, validity and enforceability of this Agreement, the Put and Call Agreement, the Shareholders Agreement, the IFC Shares and any documents in implementation thereof; (iv) the compliance with all obligations referred to in
Section 7.01; and (v) such other matters incident to the transactions contemplated by this Agreement and otherwise as IFC shall reasonably request;

     (h) IFC shall have received reimbursement of the fees and expenses of IFC's outside counsel as provided in Section 7.02 (a) unless paid beforehand directly to such counsel upon the request of IFC; and

     (i) the Certificate of Incumbency and Authority shall have been supplied to IFC.

     Section 5.02. Conditions of Second IFC Subscription.
                   -------------------------------------

     (a) IFC shall have received from the Company a copy of the report of the Auditors showing the Closing Net Asset Value; and

     (b) the Company shall have issued to Pioneer or its designated subsidiary for the consideration referred to in Section 4.01 (c) the number of shares determined by dividing the amount by which the Closing Net Asset Value exceeds zero by $10.00.

     Section 5.03. Conditions of Any IFC Subscription.
                   ----------------------------------

     The obligation of IFC to make any IFC Subscription shall be subject to the conditions that:

     (a) the representations and warranties confirmed or made in Article III above shall be true on and as of the date of the IFC Subscription and with the same effect as though such representations and warranties had been made on and as of the date of such IFC Subscription (but in the case of Section 3.02(g), without the words in parenthesis);

     (b) after giving effect to such IFC Subscription and payment the Company shall not thereby be in violation of its Certificate of Incorporation, any provision contained in any document to which the Company is a party (including this Agreement) or by which the Company is bound, or any applicable law, rule or regulation; and

     (c) at least fifteen (15) days prior to the date of the proposed IFC Subscription, the Company shall have delivered to IFC a subscription request, in the form of Schedule 1 and in substance satisfactory to IFC containing inter alia certifications with respect to the foregoing conditions, signed by an Authorized Representative and expressed to be effective as of the date of the relevant IFC Subscription and/or payment.

                                   ARTICLE VI

                    EVENTS OF SUSPENSION AND/OR CANCELLATION

     Section 6.01. Events of Suspension and/or Cancellation.
                   ----------------------------------------

     Each of the following events constitutes an Event of Suspension and/or
Cancellation:

     (a) if the Company fails to carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound financial and business practices; fails to carry out the Project in a manner that complies in all material respects with the project description which is contained in the Letter of Information (subject to any modifications to which IFC may agree);
or fails to cause the proceeds of the first installment of the IFC Subscription to be applied exclusively to the Project and invested in Russia through its Subsidiaries;

     (b) if the Company fails to maintain at all times a firm of independent public accountants reasonably acceptable to IFC as auditors of the Company;

     (c) if the Company makes directly or indirectly any distribution on its share capital, or purchases, redeems or otherwise acquires any shares of the Company or any option over the same prior to subscription by IFC of all of the IFC Shares or the cancellation by IFC of the IFC Subscription;

     (d) if the Company breaches any of the covenants set forth in Section 4.02;

     (e) if the Company enters into any transaction with any person other than in the ordinary course of business, on ordinary commercial terms and on the basis of arm's-length arrangements, except to the extent disclosed in the Letter of Information;

     (f) if the Company enters into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any other person; or, except to the extent disclosed in the Letter of Information, if the Company enters into any management contract or similar arrangement whereby its business or operations are managed by any other person;

     (g) if the Company changes its Certificate of Incorporation or By-Laws in any manner that would be inconsistent with the provisions of this Agreement; changes its Fiscal Year; changes the nature of the present and contemplated business or operations of the Company or any of its Subsidiaries or changes the nature or scope of the Project; sells, transfers, leases or otherwise disposes of all or a substantial part of its assets (whether in a single transaction or in a series of transactions, related or otherwise); or undertakes or permits any merger, consolidation or reorganization;

     (h) if the Company terminates, amends or grants any waiver in respect of any provision of any of the agreements referred to in Section 5.01 (c) above; or fails to perform any of the conditions included in Sections 5.01, 5.02 and 5.03 above;

     (i) if the Company fails to perform any of its obligations under this Agreement, the Shareholders Agreement or the Put and Call Agreement;

     (j) if any representation or warranty confirmed or made in the Letter of Information, Article III or in connection with the execution and delivery of this Agreement, or in connection with any request for subscription and/or payment under this Agreement, shall be found to have been incorrect in any material respect;

     (k) if any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Company or of its share capital or shall have assumed custody or control of such property or other assets or of the business or operations of the Company or of its share capital, or shall have taken any action for the dissolution or disestablishment of the Company or any action that would prevent the Company or its officers from carrying on its business or operations or a substantial part thereof;

     (1) if there shall have been entered against the Company or any of its Subsidiaries a decree or order by a court adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or other assets, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection;

     (m) if the Company or any of its Subsidiaries shall have convened a meeting for the purpose of making, or the Company shall have proposed or shall have entered into, any arrangement or composition with or for the benefit of its creditors, or the Company shall have ceased or shall have threatened to cease to carry on its business or any substantial part thereof or the Company shall have become unable to pay its debts as they fall due or shall have otherwise become insolvent; or any receiver or trustee shall have been appointed of the whole or any part of the assets of the Company or a distress or execution (or analogous process) relating to a liability shall have been levied or enforced upon or sued out against any of the chattels or property of the Company and such distress or execution shall not have been discharged within five (5) days;

     (n) if a default shall have occurred with respect to any indebtedness of the Company or under any agreement pursuant to which there is outstanding any such indebtedness of the Company, and such default shall have continued for more than any applicable period of grace;

     (o) if any license, approval or consent necessary for the carrying out of the Project and the business and operations generally of the Company or its Subsidiaries or for the performance by the Company of its obligations under this Agreement is not obtained when required or otherwise at any time ceases to be in full force and effect and the absence of such license, approval or consent would have a material adverse effect upon the ability of the Company or its Subsidiaries to carry on their respective businesses substantially as contemplated by the Letter of Information; or

     (p) any provision of this Agreement is or becomes invalid, illegal or unenforceable.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01. Taxes.
                   -----

     The Company shall pay all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of this Agreement, the IFC Shares and any documents related thereto, and shall, upon notice from IFC, reimburse IFC or its assigns for any such taxes, duties, fees or other charges paid by IFC or its assigns thereon.

     Section 7.02. Fees and Expenses.
                   -----------------

     The Company shall pay or cause to be paid to IFC or as IFC may direct:

     (a) the fees and expenses of IFC's outside counsel in the United States and the Russian Federation (with respect to (i), (ii) and (iii) only, not to exceed in the aggregate seven thousand five hundred dollars ($7500)) incurred in connection with: (i) the preparation of IFC's investment in the Company; (ii) the preparation, review, execution and, where appropriate, registration, delivery and translation of this Agreement, the IFC Shares and any other documents related to this Agreement or the IFC Shares; (iii) the giving of any legal opinion required by IFC under this Agreement; (iv) any amendment or modification to, or waiver under, this Agreement; (v) the registration (where appropriate) and delivery of the evidences of payments by or to IFC in relation to the IFC Subscription; and (vi) the exercise by IFC of its rights or powers consequent upon, or arising out of, the occurrence of any Event of Suspension and/or Cancellation; and

     (b) all of IFC's reasonable costs and expenses, including legal fees, incurred by IFC in relation to the protection or enforcement, or attempted protection or enforcement, of any rights under this Agreement provided that the Company shall not be obliged to pay any such costs or expenses if any court of competent jurisdiction or duly appointed arbitrator determines against IFC in such instance.

     Section 7.03. Notices and Requests.
                   --------------------

     Any notice, request or other communication to be given or made under this Agreement to IFC or to the Company shall be in writing and except as otherwise provided in this Agreement it shall be deemed to have been duly given or made when it shall be delivered by hand, mail (or airmail if sent to another country), or confirmed facsimile to the party to which it is required or permitted to be given or made at the relevant address for communications of such party which is specified at the opening of this Agreement or at such other address for communication as such party shall have designated by notice to the party giving or making such notice, request or other communication. Any communication to be delivered to any party under this Agreement which is sent by confirmed facsimile will constitute written legal evidence between the parties.

     Section 7.04. Evidence of Authority.
                   ---------------------

     The Company shall furnish to IFC the Certificate of Incumbency and Authority, that is, a certificate, in the form of Schedule 2 and in substance satisfactory to IFC, evidencing the authority of the person or persons who will, on behalf of the Company, sign the requests and certifications provided for in this Agreement, or take any other action or execute any other document required or permitted to be taken or executed by the Company under this Agreement, and the authenticated specimen signature of each such person.

     Section 7.05. Saving of Rights.
                   ----------------

     (a) The rights and remedies of IFC in relation to any misrepresentations or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of IFC into the affairs of the Company, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

     (b) No course of dealing or waiver by IFC in connection with any condition of IFC Subscriptions and/or payment under this Agreement shall impair any right, power or remedy of IFC with respect to any other condition, or be construed to be a waiver thereof, nor shall the action of IFC in respect of any IFC Subscription and/or payment affect or impair any right, power or remedy of IFC in respect of any other IFC Subscription and/or payment.

     (c) Unless otherwise notified to the Company by IFC and without prejudice to the generality of subsection (b) above, the right of IFC to require compliance with any condition under this Agreement which may be waived by IFC in respect of any IFC Subscription and/or payment is expressly preserved for the purposes of any subsequent IFC Subscription and/or payment.

     (d) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to IFC upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of IFC in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of IFC in respect of any other default.

     Section 7.06. English Language.
                   ----------------

     All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company, which translations shall be the governing version between the Company and IFC.

     Section 7.07. Governing Law.
                   -------------

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

     (b) The Company hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement be brought in the courts of the State of New York or of the United States of America located in the State of New York. By the execution and delivery of this Agreement, the Company hereby irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding and designates, appoints and empowers CT Corporation, as its authorized agent to receive for and on its behalf service of summons or other legal process in any such action, suit or proceeding in the State of New York. Final judgment against the Company in any such action, suit or proceeding shall be conclusive. Nothing herein shall affect the right of IFC to commence legal proceedings or otherwise sue the Company in any other appropriate jurisdiction or to serve process upon the Company in any manner authorized by the laws of any such jurisdiction.

     (c) The Company further covenants and agrees that, for so long as it shall be bound to IFC under this Agreement, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding brought by IFC in respect of this Agreement and shall keep IFC advised of the identity and location of such agent. The Company further irrevocably consents, if for any reason there is no authorized agent for service of process in New York, to the service of process out of the said courts by mailing copies thereof by registered United States air mail, postage prepaid, to the Company at its address specified herein; and in such a case IFC shall also send by confirmed facsimile, or shall undertake that there is also sent by confirmed facsimile, a copy of such process to the Company.

     (d) The mailing of process in any such action, suit or proceeding (and whether to the Company or to its authorized agent) shall be deemed personal service and accepted by the Company as such and shall be legal and binding upon the Company for all the purposes of any such action, suit or proceeding.

     (e) In addition, the Company, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of New York or in the United States District Court for the Southern District of New York, and the Company hereby further irrevocably waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 7.08. Counterparts.
                   ------------

     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date first above written.

                                    PIONEER FIRST RUSSIA, INC.

                                    By: /s/ John F. Cogan Jr.
                                       ---------------------------------------
                                        Name:  John F. Cogan Jr.
                                             ---------------------------------
                                        Title: President
                                              --------------------------------

                                    INTERNATIONAL FINANCE CORPORATION



                                    By: /s/ Paul Hinchey
                                       ---------------------------------------
                                        Name:  Paul Hinchey
                                             ---------------------------------
                                        Title: Division Manager
                                              --------------------------------

                                                                         ANNEX A
                                                                         -------

                 Details of Required Minimum Insurance Coverage
                 ----------------------------------------------

     The Company's insurance policies shall include, but not be limited to, coverage for the following risks:

          1. Fire and Broad Perils or All-Risks, in respect of all assets, with the sums insured to be based on Replacement Cost;

          2.   Business Interruption;

          3. General Third-Party Liability, covering all activities of the Company, for at least $250,000;

          4.   Errors and Omissions;

          5.   Fidelity; and

          6.   Directors and Officers Liability.

               The Company's cancellation provisions for the above insurance policies should be no less than thirty (30) days.

                                                                      SCHEDULE 1
                                                                      ----------

                          Form of Subscription Request
                          ----------------------------

                   (To be Typed on Letterhead of the Company)

                                                                         [Date:]

International Finance Corporation
1818 H Street N.W.
Washington D.C. 20433
United States of America


                       Reference: IFC Investment No. 4905
                      Purpose: Request for Subscription No. _______
                      ---------------------------------------------

Gentlemen:

     1. Please refer to the Subscription Agreement (the Agreement) dated _______________, between International Finance Corporation ("IFC") and the undersigned Company (the "Company").

     2. Expressions defined in the Agreement shall bear the same meanings herein.

     3. In accordance with the provisions of the Agreement and the enclosed resolution of the Company's Board of Directors, the Company hereby requests the subscription by IFC of: ______________IFC Shares _________________, and payment therefor as follows:


     Amount requested: .............................
     Date needed: ..................................
     At Bank: ......................................
        Address: ...................................
        Account: ...................................

     4. For the purposes of this subscription and payment, the Company hereby makes the representations contained in Section 3.04 of the Agreement.

     Such representations are effective as of the date of this request for subscription and payment and shall continue to be effective as of the date(s) of subscription and payment. If any of such representations is no longer valid as of or prior to the date(s) of the subscription and payment, the Company shall immediately notify IFC and shall repay the amount paid upon demand by IFC if payment is made prior to receipt of such notice.

     [For the second Subscription only:

     5. The number of IFC Shares and the price per share has been calculated in accordance with Section 4.01 of the Subscription Agreement as follows. The Closing Net Asset Value, as determined by the auditors and notified to IFC pursuant to Section 5.02(a) is $________________.

     [(i)] This amount is zero or greater and therefore the second IFC subscription shall be for 200,000 IFC shares at a price per share of $10.00. Furthermore, the Company has issued to Pioneer or its designated Subsidiary _____________ Shares for the consideration stated in Section 4.01(a).

     [(ii)] This amount is less than zero and therefore the price per share shall be the quotient obtained by dividing (i) the sum of $11,731,500 and the Closing Net Asset Value by (ii) the total Shares issued and outstanding. The number of Shares to be subscribed equals $2,000,000 divided by the price per share, rounded up to the nearest whole number.

                                          Very truly yours,


                                          (Name of the Company)


                                          By:
                                              Authorized Representative(1)


------------

(1) As named in the Certificate of Incumbency and Authority.

                                                                      SCHEDULE 2
                                                                      ----------

                 Form of Certificate of Incumbency and Authority
                 -----------------------------------------------

                 (Section 7.04 of Subscription Agreement refers)

                           (Letterhead of the Company)

                                                                       [Address]
                                                                          [Date]

International Finance Company
1818 H Street, N.W.
Washington, D.C. 20433
United States of America

Ladies and Gentlemen:

                     Certificate of Incumbency and Authority
                     ---------------------------------------

     With reference to the Subscription Agreement signed between us, dated _______________, 199_ (the "Subscription Agreement"), I the undersigned [Chairman] [Director] of [name of Company] (the Company) with the authority of my Board of Directors, hereby certify that the following are the names, offices and true specimen signatures of the persons each of whom will, and shall continue to be (until you receive authorized written notice from the Company that they, or any of them, no longer continue to be) authorized:

     (a) to sign on behalf of the Company the requests for IFC Subscription and payment provided for in the Subscription Agreement;

     (b) to sign the certificates provided for in the Subscription Agreement;
and

     (c) to take, in the name of the Company, any other action required or permitted to be taken, done, signed or executed under the Subscription Agreement and under any other agreement to which we are both parties;

         Name                       Office              Specimen Signature
         ----                       ------              ------------------

1

2

                                                Yours faithfully,

                                                [NAME OF CORPORATION]

                                                 By
                                                      [Chairman] [Director]


-------------

1    As many, or as few, names may be included as the Company shall desire.

2 Designations may be changed by the Company at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Company.

                                                                      SCHEDULE 3
                                                                      ----------

                       Amendment to Letter of Information
                       ----------------------------------

                                  SCHEDULE 3.01
                                  -------------
                          TO THE SUBSCRIPTION AGREEMENT
                          -----------------------------
    BETWEEN PIONEER FIRST RUSSIA, INC. AND INTERNATIONAL FINANCE CORPORATION
    ------------------------------------------------------------------------
                             DATED OCTOBER 15, 1996
                             ----------------------

The Pioneer Group, Inc. (the "Sponsor") hereby confirms the representations and information set forth in a letter from the Sponsor to the International Finance Corporation (the "IFC") dated June 10, 1996 (the "Letter of Information") relating to Pioneer First Russia, Inc., a company incorporated in Delaware (the "Company") and the financing of the project described in the Letter of Information (the "Project") and which is the subject of the Subscription Agreement, except as set forth below:

     (1) The Certificate of Incorporation of the Company has been amended to reflect authorized share capital set forth in the Subscription Agreement.

     (2) With respect to the information set forth in paragraph (3) of the Letter of Information, it now appears unlikely that the minority shareholders will transfer their shares in Pioneer Investments in exchange for shares in the Company. As a result, should any exchange or transfer by the minority shareholders of Pioneer Investment for shares in the Company occur later than 30 days after the second disbursement; such transfer will be executed only at the fair market value of shares of the Company and only with unanimous approval by the Board of Directors of the Company.

     (3) In addition to the subsidiary companies listed in paragraph (8) of the Letter of Information, the Company has formed the following wholly owned subsidiaries:

     UKS Securities Limited, incorporated in England

     AS Holdings, Inc., incorporated in Delaware, USA

Both companies were formed to facilitate off-shore trading in Russian securities.

     Pioneer Securities shares in First Voucher Bank have dropped to 20.1%.

     (4) In addition to the contracts set forth in paragraph (9) of the Letter of Information, the following material contract (i.e., a contract other than in the ordinary course of business, which would or might affect the judgment of a prospective investor), have been entered into by subsidiaries of the Company:

     KUIF has entered into an agreement with Pioneer Services to maintain the register of unit holders of Pioneer First Open Unit Investment Fund, dated September 19, 1996.

     KUIF has entered into an agreement with Imperial Bank on providing depository services with respect to Pioneer First Open Unit Investment Fund, dated September 19, 1996.

     KUIF has entered into an agreement with Promradtechbank, to act as agent for the distribution and redemption of units of Pioneer First Open Unit Investment Fund, dated September 5, 1996.

     KUIF has entered into an agreement with Credo Audit to provide audit services to Pioneer First Unit Investment Fund, dated September 19, 1996.

     Pioneer First Open Unit Investment Fund under the management of KUIF was registered with the Commission on the Capital Markets of the Russian Federation on October 5, 1996.

     The brokerage contract between KUIF and Pioneer Securities with respect to First Investment Voucher Fund portfolio trading, dated October 1, 1995, has expired. It is expected that a client service agreement between KUIF and Pioneer Securities will be signed shortly.

     Pioneer Services has entered into a contract with KUIF to provide registrar services to First Investment Voucher Fund, dated September 6, 1996.

     (5) With respect to the information contained in paragraph (10) of the Letter of Information, the Sponsor expects that, over the course of the next year, the Company and its subsidiaries will enter into the following material contracts in connection with the Project:

     KUIF, as manager of the Pioneer First Open Unit Investment Fund, will enter into additional contracts with agents to distribute and redeem units and contracts with respect to advertising and marketing of the Fund. KUIF may register additional unit investment funds and may enter into contracts with a specialized depository, specialized registrar (Pioneer Services), any agent or paying agents that distribute the unit funds, an auditor and advertising company for such additional unit investment funds.

     Documents have been filed with the appropriate registration authorities to increase the charter capital of First Voucher Bank in the amount of 6 billion rubles.

     Pioneer Services will enter into a contract to provide registrar services for joint stock company International Business Center.

     Pioneer Services will lease office space at Smolnaya 24 from Pioneer Real Estate Advisors. The Company may elect to prepay a portion of that rent and contribute certain contractual rights to the charter capital of Pioneer Services.

     Pioneer Services will enter into a lease agreement with the Company obligating Pioneer Services to pay royalties for the use of certain software owned by the Company.

     The Russian operating entities will enter into management services contracts with The Pioneer Group, Inc., with respect to charges incurred by the Sponsor and related entities including the Moscow representative office of Pioneer International; and secondment agreements with PIOGlobal.


     (6) With respect to the information contained in paragraph (11) of the Letter of Information, the Company and its subsidiaries have filed all tax returns and reports required by law to be filed by them. To the best knowledge of the Company and in accordance with applicable law, the Company has paid all tax assessments, fees and governmental charges levied upon the Company, its properties or its income or assets.

     (7) With respect to the information contained in paragraph (13) of the Letter of Information, First Voucher Investment Fund has obtained title to the building located at Smolnaya 24.

     (8) With respect to the information contained in paragraph (14) of the Letter of Information, Pioneer Services has obtained a license to act as registrar from the Federal Commission on Securities and Capital Markets of the Russian Government.

     First Voucher Bank has obtained a full hard currency license from the Central Bank of Russia.

     (9) With respect to the information contained in paragraph (15) of the Letter of Information, the Sponsor currently intends to raise and manage one off-shore fund that will make direct equity and direct equity like investments in Russia.

/s/ Timothy T. Frost
--------------------------------------
 Timothy T. Frost
 Vice President Pioneer First Russia
 October 15, 1996